Exhibit 99.1

Zafgen Announces Departure of President and Chief Scientific Officer Dr. Thomas Hughes

BOSTON, Mass., August 2, 2018 – Zafgen, Inc., (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company using its proprietary knowledge of MetAP2 systems biology to help patients affected by a range of metabolic diseases, announced today that Thomas Hughes, Ph.D., has resigned from his role as President and Chief Scientific Officer at Zafgen to accept a Chief Executive Officer role at a privately held biotechnology company. Dr. Hughes is also stepping down from Zafgen’s Board of Directors.

Dr. Hughes’s last day with Zafgen will be in the coming weeks and a search for a successor is underway. Dr. Hughes will be joining Zafgen’s Scientific Advisory Board.

“We wish to thank Tom and acknowledge his many contributions to Zafgen’s progress over the past 10 years. He has led our scientific team’s efforts to understand and target the MetAP2 pathway, and to create new, second-generation MetAP2 inhibitors to address a range of complex metabolic disorders, including Prader-Willi syndrome and type 2 diabetes,” said Jeffrey Hatfield, CEO, Zafgen. “At a personal level, Tom has been an enormous resource to me since I assumed this position, and I am grateful for the strong partnership we have had.”

Zafgen is preparing to begin clinical development in the fourth quarter of 2018 of ZGN-1258, its second-generation MetAP2 inhibitor, for the treatment of Prader-Willi syndrome (PWS). In addition, Zafgen remains on track to deliver results in early 2019 for the 1.8 mg dose arm of its ongoing Phase 2 trial for ZGN-1061. Clinical development will continue to be led by Zafgen’s Chief Medical Officer, Dennis Kim, M.D., M.B.A.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a clinical-stage biopharmaceutical company leveraging its proprietary MetAP2 biology platform to develop novel therapies for patients affected by complex metabolic diseases. Zafgen has pioneered the study of MetAP2 inhibitors in both common and rare metabolic disorders and is currently advancing programs for type 2 diabetes, Prader-Willi syndrome and liver diseases. The Company’s lead product candidate, ZGN-1061, a MetAP2 inhibitor for difficult-to-control type 2 diabetes, has successfully completed the initial part of a Phase 2 clinical trial. Learn more at www.zafgen.com.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding the development and use of ZGN-1258, ZGN-1061 and other second-generation MetAP2 inhibitors as treatments for metabolic diseases including Prader-Willi syndrome, type 2 diabetes, liver diseases and obesity and Zafgen’s expectations with respect to the timing and success of its nonclinical studies and clinical trials of ZGN-1258, ZGN-1061 and its other product candidates, may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to attract, retain and motivate qualified personnel, Zafgen’s ability to successfully demonstrate the efficacy and safety of ZGN-1258, ZGN-1061 and its other product candidates and to differentiate ZGN-1258, ZGN-1061 and its other product candidates from first generation MetAP2 inhibitors, such as beloranib, the nonclinical and clinical results for ZGN-1258, ZGN-1061 and its other product candidates, which may not support further development and marketing approval, actions of regulatory agencies, which may affect the initiation, timing and progress of nonclinical studies and clinical trials of its product candidates, Zafgen’s ability to obtain, maintain and protect its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives when needed, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings, including without limitation Zafgen’s Quarterly Reports on Form 10-Q, with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media/Investor Relations Contacts:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke Partners

John.woolford@westwicke.com

443-213-0506

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